UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2014

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(323) 424-3169

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 6, 2014, 2014, Rich Pharmaceuticals, Inc. (the “Company”) executed an Assignment Agreement (the “Assignment Agreement”) with Richard L. Chang Holding's, LLC (“Holdings LLC”) and Imagic LLC (“Imagic LLC”) pursuant to which Holdings LLC and Imagic LLC exercised the option under the Memorandum of Understanding and Asset Assignment Agreement dated July 26, 2013 to assign any and all interest it had in the indication, patents and intellectual property related to treatment of Hodgkin’s Lymphoma, utility patent application number 61998397, entitled COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF HODGKIN’S LYMPHOMA pursuant to the terms of the Assignment Agreement. The Company will issue 220,792,028 shares of restricted Company common stock to Imagic LLC in consideration for the assignment. Imagic LLC is owned and controlled by Ben Chang. The foregoing is only a brief description of the material terms of the Assignment, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the Assignment which is filed as an exhibit to this Current Report.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Assignment described in Item 1.01 above, the Company has agreed to issue 220,792,028 shares of the Company’s restricted common stock to Imagic LLC in accordance with the terms and subject to the conditions set forth in the Assignment. This issuance of shares will be made in reliance on the exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the third party and the Company; and (f) the recipient of the securities was an accredited investor.

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 6, 2014, the Company granted Ben Chang options to purchase 3,000,000 shares of Company common stock under the Rich Pharmaceuticals, Inc. 2013 Stock Option/Stock Issuance Plan. The options have an exercise price of $.0191984 per share; a term of 5 years; are immediately vested; and may be exercised by cashless exercise. The Company also granted Mr. Chang 8,000,000 bonus shares of Company’s restricted common stock.

ITEM 8.01 OTHER EVENTS

On September 6, 2013, our board of directors approved the adoption of Rich Pharmaceuticals, Inc. 2013 Stock Option/Stock Issuance Plan (the "2013 Plan”). The 2013 Plan is intended to aid the Company in recruiting and retaining key employees, directors or consultants and to motivate them by providing incentives through the granting of awards of stock options or other stock based awards. The 2013 Plan is administered by the board of directors. Directors, officers, employees and consultants of the Company and its affiliates are eligible to participate under the 2013 Plan. A total of 60,004,800 shares of common stock have been reserved for awards under the 2013 Plan.

On October 6, 2014, the Board of Directors of the Company approved an amendment to the 2013 Plan to (i) increase the number of shares reserved for awards under the 2013 Plan to 90,004,800 shares; and (ii) modify the definition of Fair Market Value for the determination of exercise prices for Award grants. The foregoing is only a brief description of the material terms of the 2013 Plan Amendment, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the 2013 Plan Amendment which is filed as an exhibit to this Current Report.

2

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description

10.22	Assignment Agreement dated October 6, 2014
10.23	2013 Plan Amendment dated October 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.
/s/ Ben Chang
Dated: October 7, 2014	By:
Ben Chang Chief Executive Officer

3